     As filed with the Securities and Exchange Commission on April 25, 2001

                                                   Registration No. 333-_______


 ...............................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ...............................................................................


                                O'CHARLEY'S INC.
             (Exact name of registrant as specified in its charter)


                      TENNESSEE                                       62-1192475
          (State or other jurisdiction of                         (I.R.S. Employer
            incorporation or organization)                         Identification No.)

                     3038 SIDCO DRIVE
                   NASHVILLE, TENNESSEE                                  37204
         (Address of Principal Executive Offices)                      (Zip Code)


                     O'CHARLEY'S 2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                GREGORY L. BURNS
                                O'CHARLEY'S INC.
                                3038 SIDCO DRIVE
                           NASHVILLE, TENNESSEE 37204
                    (Name and address of agent for service)

                                 (615) 256-8500
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                Proposed             Proposed
        Title of                                maximum              maximum
        securities           Amount             offering             aggregate          Amount of
        to be                to be              price per            offering           registration
        registered           registered         share *              price *            fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par value   3,000,000 shares   $19.105              $57,315,000        $14,329
=========================================================================================================




* The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market on April 23, 2001.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by O'Charley's Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A filed with the Commission on April 25, 2001, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

         (3) The description of the Registrant's stock purchase rights contained in the Registrant's Registration Statement on Form 8-A, dated December 27, 2000, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to a director or officer, no indemnification may be made if such director or officer is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

         Article VIII of the Registrant's Restated Charter provides that, to the fullest extent permitted by the TBCA, as amended from time to time, directors shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, and that to the extent permitted by the TBCA, the liability of a director to the Registrant or its shareholders shall be further limited or eliminated. The Registrant's Amended and Restated By-laws provide that the Registrant shall indemnify from liability, and advance expenses to, each present or former director or officer of the Registrant to the fullest extent allowed under Tennessee law, as now or hereafter in effect.

         The Company has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Company against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index (page II-6).

ITEM 9.  UNDERTAKINGS.

         A.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 24th day of April, 2001.

                                       O'CHARLEY'S INC.



                                       By: /s/ Gregory L. Burns
                                           ------------------------------------
                                           Gregory L. Burns
                                           Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Gregory L. Burns and A. Chad Fitzhugh, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                         CAPACITY                                  DATE
                ---------                                         --------                                  ----
          /s/ Gregory L. Burns                    Chief Executive Officer and Chairman of              April 24, 2001
-----------------------------------------         the Board (Principal Executive Officer)
            Gregory L. Burns


          /s/ Steven J. Hislop                     President, Chief Operating Officer and              April 24, 2001
-----------------------------------------                         Director
            Steven J. Hislop


          /s/ A. Chad Fitzhugh                     Chief Financial Officer, Secretary and              April 24, 2001
-----------------------------------------            Treasurer (Principal Financial and
            A. Chad Fitzhugh                                Accounting Officer)


         /s/ John W. Stokes, Jr.                                  Director                             April 24, 2001
-----------------------------------------
           John W. Stokes, Jr.

                SIGNATURE                           CAPACITY                              DATE
                ---------                           --------                              ----

         /s/ Richard Reiss, Jr.                     Director                           April 24, 2001
-----------------------------------------
           Richard Reiss, Jr.


          /s/ G. Nicholas Spiva                     Director                           April 24, 2001
-----------------------------------------
            G. Nicholas Spiva


          /s/ H. Steve Tidwell                      Director                           April 24, 2001
-----------------------------------------
            H. Steve Tidwell


          /s/ Samuel H. Howard                      Director                           April 24, 2001
-----------------------------------------
            Samuel H. Howard


         /s/ Shirley A. Zeitlin                     Director                           April 24, 2001
-----------------------------------------
           Shirley A. Zeitlin


          /s/ Robert J. Walker                      Director                           April 24, 2001
-----------------------------------------
            Robert J. Walker

                               INDEX TO EXHIBITS


Exhibit
Number            Description
-------           -----------

4.1               Restated Charter of the Registrant (incorporated by reference to Exhibit 3 to the Registrant's
                  Current Report on Form 8-K filed with the Securities and Exchange Commission on December
                  27, 2000)

4.2               Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 2 to the
                  Registrant's Registration Statement on Form 8-A/A filed with the Securities and Exchange
                  Commission on April 25, 2001)

4.3               Form of Certificate for the Common Stock (incorporated by reference to Exhibit 4.1 to the
                  Registrant's Registration Statement on Form S-1, Registration No. 33-35170)

4.4               Rights Agreement, dated December 8, 2000, between the Registrant and First Union National
                  Bank, as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2000)

5                 Opinion of Bass, Berry & Sims PLC

10                O'Charley's 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the
                  Registrant's Quarterly Report on Form 10-Q for the quarter ended July 9, 2000)

23.1              Consent of KPMG LLP

23.2              Consent of Bass, Berry & Sims PLC (contained in Exhibit 5)

24                Power of Attorney (contained on page II-4)